Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16
*CUSIP:    21988K305       Class     A-1
           21988KAB3       Class     A-2
           21988KAD9       Class     A-3

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of    February 15, 2005.....                                   $0.00
        Scheduled Income received on securities.....                $795,748.13
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to Class A-1 Holders.....                     -$781,250.00
        Distribution to Class A-2 Holders.....                      -$14,484.38
        Distribution to Class A-3 Holders.....                           -$0.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                    -$13.75
Balance as of    August 15, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    February 15, 2005.....                                   $0.00
        Scheduled principal payment received on securities.....           $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of    August 15, 2005.....                                     $0.00


                  UNDERLYING SECURITIES HELD AS OF   August 15, 2005

           Principal
             Amount                          Title of Security
           ---------                         -----------------
           $17,628,000      The Boeing Company, 6.125% Notes due February 15,
                            2033
                            *CUSIP:  097023AU9

           Principal
             Amount                          Title of Security
           ---------                         -----------------
            $7,725,000      The Boeing Company, 6.625% Debentures due February
                            15, 2038
                            *CUSIP:  097023AS4


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.